CUSIP No. 512815-10-1                    13G

                                   EXHIBIT 1


Each of the undersigned hereby affirms that he, she or it is individually eligible to use Schedule 13G and agrees that this Schedule 13G is filed on his, her or its behalf.

Dated: February 13, 2001


                                    The Reilly Family Limited Partnership


                                    By:   /s/ Kevin P. Reilly, Jr.
                                       ---------------------------
                                      Name:  Kevin P. Reilly, Jr.
                                      Title:  Managing General Partner


                                    /s/ Kevin P. Reilly, Jr.
                                    ------------------------------
                                    Kevin P. Reilly, Jr.


                                    /s/ Wendell S. Reilly
                                    ------------------------------
                                    Wendell S. Reilly


                                    /s/ Sean E. Reilly
                                    ------------------------------
                                    Sean E. Reilly


                                    /s/ Anna R. Cullinan
                                    ------------------------------
                                    Anna R. Cullinan